Exhibit 99.1

Renewable Energy Group, Inc. Agrees to Acquire Syntroleum Corporation

Acquisition Would Add Renewable Diesel, Other Advanced Technologies to REG’s Product Line

(AMES, IA & Tulsa, OK) December 17, 2013— Renewable Energy Group, Inc.® (NASDAQ: REGI) and Syntroleum Corporation (NASDAQ: SYNM) announced today that they have entered into an asset purchase agreement pursuant to which REG would acquire substantially all of the assets of Syntroleum Corporation, and assume substantially all of the material liabilities of Syntroleum. The terms of the transaction call for Syntroleum to receive 3,796,000 shares of REG common stock (subject to reduction in the event that the aggregate market value of the REG common stock to be issued would exceed $49 million or if the cash transferred to REG is less than $3.2 million).

Based in Tulsa, Oklahoma, Syntroleum has pioneered Fischer-Tropsch gas-to-liquids and renewable diesel fuel technologies and has 101 patents issued or pending. Syntroleum also owns a 50% interest in Dynamic Fuels, LLC, a 75-million gallon renewable diesel production facility in Geismar, Louisiana. REG, headquartered in Ames, Iowa, owns and operates eight active biodiesel refineries in four states with a combined nameplate production capacity of 257 million gallons and distributes biodiesel through a national network of distribution terminals.

“Combining Syntroleum’s renewable and synthetic fuel technologies with REG’s expertise in biodiesel production, sales, marketing and logistics should be a positive outcome for investors in both companies,” said Renewable Energy Group, Inc. President and Chief Executive Officer Daniel J. Oh. “This will help us grow our advanced biofuel business, enhance our intellectual property portfolio, expand our geographic footprint and launch REG into new customer segments.”

“Syntroleum and its 50%-owned subsidiary Dynamic Fuels represent an attractive entry path for REG into renewable diesel,” Oh continued. They have invested substantial resources in their Bio-Synfining technology, which enables the economical conversion of lipid-based biomass into diesel and jet fuel. Their technology and products complement our core biodiesel business.”

Syntroleum’s Board of Directors unanimously approved the asset purchase agreement and recommends that Syntroleum stockholders vote in favor of the transactions contemplated by the asset purchase agreement at a special meeting of stockholders to be convened for that purpose.

“Today’s announcement marks the culmination of our comprehensive process to review Syntroleum’s strategic alternatives to enhance shareholder value,” said Syntroleum President and CEO, Gary Roth. “We are extremely pleased to have found a great partner in REG and to provide our stockholders with the opportunity to participate in a company with significant upside potential. We are confident that REG’s multi-feedstock business model and the combination of our strong management teams will drive increased value for Syntroleum’s stockholders and is the best path forward for Syntroleum. Both of our companies strive to provide consumers with an array of high quality, cleaner-burning fuels and this deal will help to make that happen on a larger scale.”

Syntroleum’s Board of Directors also has approved a plan of dissolution for Syntroleum pursuant to which Syntroleum will be liquidated and dissolved, in accordance with Delaware law, following consummation of the asset sale and subject to stockholder approval of the plan of dissolution at the special meeting. Before distributing any amounts to its stockholders, Syntroleum must satisfy all of its obligations not being assumed by REG, as well as pay certain costs, including employee expenses and expenses associated with the asset sale and the dissolution. The asset purchase agreement with REG provides for Syntroleum to retain a cash reserve equal to the lesser of $5.3 million or the amount of cash on hand at Syntroleum as of the closing, which Syntroleum will use to satisfy these obligations and expenses. Syntroleum currently intends to distribute all of the shares of REG common stock received in the asset sale to Syntroleum’s stockholders, assuming that the cash reserve is sufficient to discharge Syntroleum’s obligations and expenses , which would result in Syntroleum stockholders receiving 0.3809 shares of REG common stock for each outstanding share of Syntroleum common stock (subject to reduction in the event that the aggregate market value of the REG common stock to be issued would exceed $49 million or if the cash transferred to REG is less than $3.2 million). However, it is possible that, in the course of the dissolution process, unanticipated expenses and liabilities will arise. If such liabilities exceed the cash reserve, Syntroleum will be required to sell a portion or all of the REG common stock received in the asset sale to satisfy its obligations before its dissolution, thereby reducing, and perhaps eliminating, the assets available for distribution to Syntroleum stockholders.

Syntroleum plans to convene a special meeting of stockholders to vote upon the approval of the asset sale, the liquidation and dissolution of Syntroleum following completion of the asset sale, and a change in Syntroleum’s name as required by the asset purchase agreement. Syntroleum will distribute to its stockholders a definitive proxy statement/prospectus providing further information about the proposed transactions and the proposals to be considered at the special meeting. The asset sale and subsequent liquidation and dissolution of Syntroleum are conditioned on approval by Syntroleum’s stockholders and the asset sale is further conditioned on the satisfaction of a variety of other closing conditions. The asset sale is expected to close in the first quarter of 2014, subject to satisfaction or waiver of the closing conditions.

Syntroleum will discuss the proposed transactions during its annual meeting of stockholders, which will take place on December 18, 2013, at 2:00 p.m. Central Time. The annual meeting will be held via live webcast at: www.virtualshareholdermeeting.com/SYNM13. A link to a digital archive of the annual meeting webcast will be available on Syntroleum’s website 24 hours after the annual meeting has concluded. Additional information about the transaction will be contained in an investor presentation that will be used at the annual meeting of stockholders and filed by Syntroleum with the United States Securities and Exchange Commission (“SEC”). Interested parties should visit the SEC’s website at www.sec.gov.

Piper Jaffray acted as the sole financial advisor to Syntroleum.

The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the definitive asset purchase agreement relating to the transaction, a copy of which will be filed by REG and Syntroleum with the SEC as an exhibit to a Current Report on Form 8-K.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information about the Proposed Transactions and Where to Find It

REG plans to file with the SEC a registration statement on Form S-4 in connection with the proposed transactions, which will include Syntroleum’s preliminary proxy statement and REG’s preliminary prospectus for the proposed transactions. REG and Syntroleum will also file other documents with the SEC related to the proposed transactions. Syntroleum will mail a definitive proxy statement/prospectus to its stockholders as of a record date to be established for voting on the proposed transactions. THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT REG, SYNTROLEUM, THE PROPOSED ASSET SALE AND DISSOLUTION AND RELATED MATTERS. BEFORE MAKING ANY VOTING AND INVESTMENT DECISION WITH RESPECT TO THE TRANSACTIONS, INVESTORS AND STOCKHOLDERS OF SYNTROLEUM ARE URGED TO READ THE REGISTRATION STATEMENT AND DEFINITIVE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE. The registration statement, the proxy statement/prospectus and other documents, when filed with the SEC by REG and Syntroleum, can be obtained free of charge through the website maintained by the SEC at www.seg.gov, at REG’s website at www.regi.com under the tab “Investor Relations” and then “Financial Information” and “SEC Filings,” at Syntroleum’s website at www.syntroleum.com under the tab “Investor Relations” and then “SEC Filings,” from Renewable Energy Group Investor Relations, 416 S. Bell Avenue, Ames, Iowa 50010, telephone: 515-239-8091, or from Syntroleum Investor Relations, 5416 S. Yale Ave., Suite 400, Tulsa, Oklahoma 74135, telephone: 281-224-9862.

Participants in the Solicitation

Syntroleum and REG and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Syntroleum stockholders in connection with the proposed transactions. Information regarding the special interests of these directors and executive officers in the proposed transactions will be included in the definitive proxy statement/prospectus referred to above. Additional information regarding Syntroleum’s directors and executive officers is also included in Syntroleum’s proxy statement for its 2013 Annual Meeting of Stockholders, which was filed with the SEC on November 1, 2013. Additional information regarding REG’s directors and executive officers is also included in REG’s proxy statement for its 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2013. These proxy statements are available free of charge at the SEC’s website at www.sec.gov and from Syntroleum and REG by contacting them as described above. Other information about the participants in the proxy solicitation will be contained in the proxy statement/prospectus.

About Renewable Energy Group

Renewable Energy Group® is a leading North American biodiesel producer with a nationwide distribution and logistics system. Utilizing an integrated value chain model, Renewable Energy Group is focused on converting natural fats, oils and greases into advanced biofuels. With more than 257 million gallons of owned/operated annual nameplate production capacity at biorefineries across the country, REG is a proven biodiesel partner in the distillate marketplace.

For more than a decade, REG has been a reliable supplier of biodiesel which meets or exceeds ASTM quality specifications. REG sells REG-9000® biodiesel to distributors so Americans can have cleaner burning fuels that help lessen our dependence on foreign oil. REG-9000® branded biodiesel is distributed in nearly every state in the U.S.

About Syntroleum

Syntroleum Corporation owns the Syntroleum® Process for Fischer-Tropsch (FT) conversion of synthesis gas into liquid hydrocarbons, the Synfining® Process for upgrading FT liquid hydrocarbons into refined petroleum products, the Bio-Synfining® technology for converting renewable feedstocks into drop-in fuels and a 50% interest in Dynamic Fuels LLC, which owns the 75mm gallon per year Geismar, Louisiana renewable fuels plant using the Bio-Synfining® technology.

Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the benefits of the transactions for investors in Syntroleum and REG, the benefits of the transactions to the business of the combined company, the estimated amounts available for distribution to Syntroleum stockholders in connection with the dissolution and the timing of the closing of the asset sale. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks associated with obtaining Syntroleum’s stockholder approval and the failure to satisfy other closing conditions to the asset sale; REG’s ability to integrate Syntroleum’s business with its own, changes or events affecting the business, financial condition or results of operations of either Syntroleum or REG prior to the closing of the asset sale; the risk that Syntroleum will discover or incur unanticipated liabilities or expenses in connection with the dissolution that would limit or eliminate distributions to Syntroleum stockholders; and other risks and uncertainties described from time to time in REG’s annual report on Form 10-K, quarterly reports on Forms 10-Q and other periodic filings with the SEC and Syntroleum’s annual report on Form 10-K, quarterly reports on Forms 10-Q and other periodic filings with the SEC. The forward-looking statements are made as of the date of this press release and neither REG nor Syntroleum undertakes to update any forward-looking statements based on new developments or changes in expectations.

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